Allegion (NYSE: ALLE) Reports Q4, Full-Year 2025
Financial Results, Introduces 2026 Outlook
High-Single Digit Revenue Growth for the Enterprise
and Continued Strength in Americas Non-Residential

Quarterly Financial Highlights
(All comparisons are year-over-year, unless otherwise noted)
▪Net earnings per share (EPS) of $1.70, up 3.0% compared with $1.65; Adjusted EPS of $1.94, up 4.3% compared with $1.86
▪Revenues of $1,033.2 million, up 9.3% on a reported basis and up 3.3% on an organic basis
▪Operating margin of 20.3%, compared with 19.5%; Adjusted operating margin of 22.4%, compared with 22.1%

Full-Year Financial Highlights
(All comparisons are year-over-year, unless otherwise noted)
▪EPS of $7.44, up 9.1% compared with $6.82; Adjusted EPS of $8.14, up 8.1% compared with $7.53
▪Revenues of $4,067.3 million, up 7.8% on a reported basis and up 4.1% on an organic basis
▪Operating margin of 21.1%, compared with 20.7%; Adjusted operating margin of 23.2%, up 40 basis points compared with 22.8%
▪Available cash flow, which is defined as net cash from operating activities minus capital expenditures, was $685.7 million for 2025, an increase of 17.6%

2026 Full-Year Outlook Highlights
▪Full-year reported revenue growth is estimated to be 5% to 7%, with organic revenue growth estimated to be 2% to 4%
▪Full-year adjusted EPS is estimated to be $8.70 to $8.90
▪Available cash flow is estimated to be 85% to 95% of adjusted net income

DUBLIN (Feb. 17, 2026) – Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, today reported financial results for its fourth quarter (ended Dec. 31, 2025).

“I'm proud of the Allegion team as we delivered on our commitments to customers and shareholders, finishing out a strong 2025 marked by high-single digit enterprise revenue growth, accretive capital deployment and strong cash generation,” Allegion President and CEO John H. Stone said. “As we enter 2026, we see continued growth led by Americas non-residential and will remain agile as we execute our strategy.”

Q4 2025 Company Results
(All comparisons are year-over-year, unless otherwise noted)
Allegion reported fourth-quarter 2025 net revenues of $1,033.2 million and net earnings of $147.5 million, or $1.70 per share. Adjusted net earnings were $168.3 million, or $1.94 per share, up 4.3%. (Details of the adjustments are included in the footnotes of the tables in this press release.)
Fourth-quarter 2025 net revenues increased 9.3%. On an organic basis, which excludes impacts of acquisitions, divestitures and foreign currency movements, net revenues increased 3.3%, led by the Americas region. The organic revenue increase was driven by price realization partially offset by volume declines. Reported revenue reflects a 4.4% net positive impact from acquisitions and divestitures, as well as a 1.6% tailwind from foreign currency.

Fourth-quarter 2025 operating income was $209.6 million, an increase of $25.0 million or 13.5%. Adjusted operating income in fourth-quarter 2025 was $231.3 million, an increase of $22.2 million or 10.6%.

Fourth-quarter 2025 operating margin was 20.3%, compared with 19.5%. The adjusted operating margin in fourth-quarter 2025 was 22.4%, compared with 22.1%. The operating margin expansion is attributable to price and productivity in excess of inflation and investment as well as favorable mix.

Q4 2025 Segment Results
(All comparisons are year-over-year, unless otherwise noted)
The Americas segment revenues were up 6.1% (up 4.8% on an organic basis). The non-residential business was up high-single digits organically, driven by both price and volume. The residential business declined high-single digits organically, as a result of lower volume, partially offset by price. The reported revenue reflects a 1.3% positive impact from acquisitions. Adjusted operating margin in the region decreased 30 basis points to 27.1% as price and productivity in excess of inflation and investment was an $8.9 million tailwind to operating income but was a 30-basis-point headwind to margin rates.

The International segment revenues increased 21.5% (down 2.3% on an organic basis). The organic revenue decrease was driven by volume, partially offset by price. Reported revenue reflects a net positive impact from acquisitions and divestitures of 16.0% and a 7.8% tailwind from foreign currency. Adjusted operating margin in the region increased 90 basis points to 16.7%, driven primarily by acquisitions and divestitures.

Full-Year 2025 Company Results
(All comparisons are year-over-year, unless otherwise noted)
Allegion reported full-year 2025 net revenues of $4,067.3 million and net earnings of $643.8 million, or $7.44 per share. Adjusted net earnings were $704.9 million, or $8.14 per share, up 8.1%.

Full-year 2025 net revenues increased 7.8%. On an organic basis, which excludes the impacts of acquisitions, divestitures and foreign currency movements, net revenues increased 4.1%, led by the Americas region. The organic revenue increase was driven by price realization and volume growth. Reported revenue reflects a 3.1% positive impact from acquisitions and a 0.6% tailwind from foreign currency.

Full-year 2025 operating income was $859.5 million, an increase of $78.8 million or 10.1%. Adjusted operating income for full-year 2025 was $944.0 million, an increase of $83.2 million or 9.7%.

Full-year 2025 operating margin was 21.1%, compared with 20.7%. The adjusted operating margin for full-year 2025 was 23.2%, compared with 22.8%. The 40-basis-point increase in adjusted operating margin is attributable to volume leverage and favorable mix. Price and productivity net of inflation and investment drove an $8.7 million tailwind to operating income but was a margin rate headwind of 50 basis points.

Additional Items
(All comparisons are year-over-year, unless otherwise noted)
Interest expense for fourth-quarter 2025 was $25.1 million, a decrease of $0.1 million.

Other expense, net for fourth-quarter 2025 was $0.6 million, compared to other income, net of $2.9 million.

The company’s effective tax rate for fourth-quarter 2025 was 19.8%, compared with 11.2%. The company’s adjusted effective tax rate for fourth-quarter 2025 was 18.8%, compared with 13.1%. The company’s adjusted effective tax rate for full-year 2025 was 17.6%, compared with 15.6% for full-year 2024.

Cash Flow and Liquidity
Year-to-date available cash flow for 2025 was $685.7 million, an increase of $102.8 million versus the prior-year period. The company ended 2025 with cash and cash equivalents of $356.2 million, as well as total debt of $1,980.1 million.

Dividends
In the fourth quarter of 2025, the company paid quarterly dividends of $0.51 per ordinary share or approximately $44 million.

2026 Full-Year Outlook
(All comparisons are year-over-year, unless otherwise noted)
The company expects full-year 2026 revenues to increase 5% to 7% on a reported basis and increase 2% to 4% organically, when compared to 2025, after excluding the expected impacts of acquisitions, divestitures and foreign currency movements.

Full-year 2026 reported EPS is expected to be in the range of $8.00 to $8.20, or $8.70 to $8.90 on an adjusted basis. The outlook assumes a full-year adjusted effective tax rate of approximately 18% to 19%. Adjustments to 2025 EPS include estimated impacts of approximately $0.60 per share for acquisition-related amortization, as well as $0.10 per share for other adjustments.

The outlook assumes an average diluted share count for the full year of approximately 86.6 million shares.

The company expects full-year available cash flow to be 85% to 95% of adjusted net income.

Conference Call Information
On Tuesday, Feb. 17, 2026, President and CEO John H. Stone and Senior Vice President and Chief Financial Officer Mike Wagnes will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through https://investor.allegion.com.

###
About Allegion
At Allegion (NYSE: ALLE), we design and manufacture innovative security and access solutions that help keep people safe where they live, learn, work and connect. We’re pioneering safety with our strong legacy of leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Our comprehensive portfolio of hardware, software and electronic solutions is sold around the world and spans residential and commercial locks, door closer and exit devices, steel doors and frames, access control and workforce productivity systems. Allegion had $4.1 billion in revenue in 2025. For more, visit www.allegion.com.

Non-GAAP Measures
This news release and accompanying earnings release materials include adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, earnings before income taxes, effective tax rate, net earnings and diluted earnings per ordinary share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures) and Available Cash Flow (“ACF,” a non-GAAP measure), including in certain cases, on a segment basis. The company presents these non-GAAP measures because management believes these non-GAAP measures provide management and investors useful perspective of the company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release. The Quarterly Financial Highlights, Full-Year Financial Highlights and 2026 Full-Year Outlook Highlights contain non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide forward-looking outlooks for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements under the headings “2026 Full-Year Outlook Highlights” and “2026 Full-Year Outlook” and statements regarding the company's 2026 and future financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s ability to successfully complete and integrate acquisitions and achieve anticipated strategic and financial benefits and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “aim,” “projected,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “scheduled,” “targets,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax rate and provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Undue reliance should not be placed on any forward-looking statements, as these statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the company's business or that could cause actual results to differ materially are included in filings the company makes with the Securities and Exchange Commission (SEC) from time to time, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and in its other SEC filings. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:
Whitney Moorman – Director, Global Communications
317-810-3241
Whitney.Moorman@allegion.com

Analyst Contacts:
Jobi Coyle – Director, Investor Relations
317-810-3107
Jobi.Coyle@allegion.com

Josh Pokrzywinski – Vice President, Investor Relations
463-210-8595
Joshua.Pokrzywinski@allegion.com

Source: Allegion plc

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

Net revenues	$1,033.2	$945.6	$4,067.3	$3,772.2
Cost of goods sold	573.7	528.9	2,229.0	2,103.7
Gross profit	459.5	416.7	1,838.3	1,668.5

Selling and administrative expenses	249.9	232.1	978.8	887.8
Operating income	209.6	184.6	859.5	780.7

Interest expense	25.1	25.2	101.0	102.0
Other expense (income), net	0.6	(2.9)	(9.9)	(20.1)
Earnings before income taxes	183.9	162.3	768.4	698.8

Provision for income taxes	36.4	18.2	124.6	101.3
Net earnings	$147.5	$144.1	$643.8	$597.5

Basic earnings per ordinary share:	$1.71	$1.66	$7.48	$6.85

Diluted earnings per ordinary share:	$1.70	$1.65	$7.44	$6.82

Shares outstanding - basic	86.1	86.7	86.1	87.2
Shares outstanding - diluted	86.6	87.2	86.6	87.6

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$356.2	$503.8
Accounts and notes receivables, net	437.7	418.9
Inventories	519.0	423.0
Other current assets	78.9	76.6
Total current assets	1,391.8	1,422.3
Property, plant and equipment, net	444.6	385.3
Goodwill	1,912.4	1,489.4
Intangible assets, net	826.0	569.0
Other noncurrent assets	648.9	621.8
Total assets	$5,223.7	$4,487.8

LIABILITIES AND EQUITY
Accounts payable	$244.8	$258.0
Accrued expenses and other current liabilities	510.4	417.0
Short-term borrowings and current maturities of long-term debt	0.2	21.9
Total current liabilities	755.4	696.9
Long-term debt	1,979.9	1,977.6
Other noncurrent liabilities	420.8	312.6
Equity	2,067.6	1,500.7
Total liabilities and equity	$5,223.7	$4,487.8

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Year ended December 31,
	2025	2024
Operating Activities
Net earnings	$643.8	$597.5
Depreciation and amortization	133.2	119.0
Changes in assets and liabilities and other non-cash items	6.8	(41.5)
Net cash provided by operating activities	783.8	675.0

Investing Activities
Capital expenditures	(98.1)	(92.1)
Acquisition of and equity investments in businesses, net of cash acquired	(592.2)	(137.2)
Other investing activities, net	4.8	0.9
Net cash used in investing activities	(685.5)	(228.4)

Financing Activities
Net repayments on debt	(25.5)	(13.3)
Debt financing costs	(1.4)	(7.6)
Dividends paid to ordinary shareholders	(175.3)	(167.0)
Repurchase of ordinary shares	(80.0)	(220.0)
Other financing activities, net	15.5	13.4
Net cash used in financing activities	(266.7)	(394.5)

Effect of exchange rate changes on cash and cash equivalents	20.8	(16.4)
Net (decrease) increase in cash and cash equivalents	(147.6)	35.7
Cash and cash equivalents - beginning of period	503.8	468.1
Cash and cash equivalents - end of period	$356.2	$503.8

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net revenues
Allegion Americas	$795.5	$750.0	$3,218.8	$3,012.4
Allegion International	237.7	195.6	848.5	759.8
Total net revenues	$1,033.2	$945.6	$4,067.3	$3,772.2

Operating income (expense)
Allegion Americas	$206.1	$193.8	$896.5	$816.2
Allegion International	29.4	17.7	76.5	66.3
Corporate unallocated	(25.9)	(26.9)	(113.5)	(101.8)
Total operating income	$209.6	$184.6	$859.5	$780.7

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, earnings before income taxes, effective income tax rate, net earnings and diluted earnings per ordinary share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures), and available cash flow ("ACF", a non-GAAP measure). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, earnings before income taxes, effective tax rate, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of acquisitions, divestitures and currency effects; and
•ACF is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three Months Ended December 31, 2025				Three Months Ended December 31, 2024
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,033.2	$—		$1,033.2	$945.6	$—		$945.6

Operating income	209.6	21.7	(1)	231.3	184.6	24.5	(1)	209.1
Operating margin	20.3%			22.4%	19.5%			22.1%

Earnings before income taxes	183.9	23.3	(2)	207.2	162.3	23.9	(2)	186.2
Provision for income taxes	36.4	2.5	(3)	38.9	18.2	6.2	(3)	24.4
Effective income tax rate	19.8%			18.8%	11.2%			13.1%
Net earnings	$147.5	$20.8		$168.3	$144.1	$17.7		$161.8

Diluted earnings per ordinary share:	$1.70	$0.24		$1.94	$1.65	$0.21		$1.86

(1)Adjustments to operating income for the three months ended December 31, 2025, consist of $5.0 million of restructuring charges and acquisition and integration expenses, and $16.7 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the three months ended December 31, 2024, consist of $10.0 million of restructuring charges and acquisition and integration expenses and $14.5 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended December 31, 2025, consist of the adjustments to operating income discussed above, as well as a $1.1 million non-operating investment loss, $0.4 million of debt financing costs and a $0.1 million loss on divestiture. Adjustments to earnings before income taxes for the three months ended December 31, 2024, consist of the adjustments to operating income discussed above as well as a $0.6 million non-operating gain.
(3)Adjustments to the provision for income taxes for the three months ended December 31, 2025, consist of $3.7 million of tax expense related to the excluded items discussed above, partially offset by a $1.2 million decrease in tax benefit related to a legislative change. Adjustments to the provision for income taxes for the three months ended December 31, 2025, and 2024, consist of $6.2 million of tax expense, respectively, related to the excluded items discussed above.

	Year ended December 31, 2025				Year ended December 31, 2024
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$4,067.3	$—		$4,067.3	$3,772.2	$—		$3,772.2

Operating income	859.5	84.5	(1)	944.0	780.7	80.1	(1)	860.8
Operating margin	21.1%			23.2%	20.7%			22.8%

Earnings before income taxes	768.4	87.2	(2)	855.6	698.8	82.4	(2)	781.2
Provision for income taxes	124.6	26.1	(3)	150.7	101.3	20.2	(3)	121.5
Effective income tax rate	16.2%			17.6%	14.5%			15.6%
Net earnings	$643.8	$61.1		$704.9	$597.5	$62.2		$659.7

Diluted earnings per ordinary share:	$7.44	$0.70		$8.14	$6.82	$0.71		$7.53

(1)Adjustments to operating income for the year ended December 31, 2025, consist of $19.2 million of restructuring charges and acquisition and integration expenses, and $65.3 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the year ended December 31, 2024, consist of $22.1 million of restructuring charges and acquisition and integration expenses, $58.0 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the year ended December 31, 2025, consist of the adjustments to operating income discussed above, as well as a $1.2 million loss on divestiture, a $1.1 million non-operating investment loss, and $0.4 million of debt financing costs. Adjustments to earnings before income taxes for the year ended December 31, 2024, as well as a $2.3 million non-operating investment loss.
(3)Adjustments to the provision for income taxes for the year ended December 31, 2025, consist of $18.8 million of tax expense related to the excluded items discussed above, as well as a $7.3 million tax benefit related to a legislative change. Adjustments to the provision for income taxes for the year ended December 31, 2024, consist of $20.2 million of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three Months Ended December 31, 2025		Three Months Ended December 31, 2024
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$795.5		$750.0

Operating income (GAAP)	$206.1	25.9%	$193.8	25.8%
Restructuring charges	1.0	0.1%	1.2	0.2%
Acquisition and integration costs	0.2	—%	1.3	0.2%
Amortization of acquired intangible assets	8.9	1.1%	8.8	1.2%
Adjusted operating income	216.2	27.1%	205.1	27.4%
Depreciation and amortization	11.3	1.4%	9.8	1.3%
Adjusted EBITDA	$227.5	28.5%	$214.9	28.7%

Allegion International
Net revenues (GAAP)	$237.7		$195.6

Operating income (GAAP)	$29.4	12.4%	$17.7	9.0%
Restructuring charges	1.6	0.7%	7.3	3.7%
Acquisition and integration costs	0.6	0.3%	0.2	0.1%
Amortization of acquired intangible assets	7.8	3.3%	5.7	3.0%
Adjusted operating income	39.4	16.7%	30.9	15.8%
Depreciation and amortization	5.4	2.3%	4.5	2.3%
Adjusted EBITDA	$44.8	19.0%	$35.4	18.1%

Corporate
Operating loss (GAAP)	$(25.9)		$(26.9)
Acquisition and integration costs	1.6		—
Adjusted operating loss	(24.3)		(26.9)
Depreciation and amortization	0.2		0.2
Adjusted EBITDA	$(24.1)		$(26.7)

Total
Net revenues	$1,033.2		$945.6

Adjusted operating income	$231.3	22.4%	$209.1	22.1%
Depreciation and amortization	16.9	1.6%	14.5	1.5%
Adjusted EBITDA	$248.2	24.0%	$223.6	23.6%

	Year ended December 31, 2025		Year ended December 31, 2024
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$3,218.8		$3,012.4

Operating income (GAAP)	$896.5	27.9%	$816.2	27.1%
Restructuring charges	1.1	—%	1.3	—%
Acquisition and integration costs	1.6	—%	7.0	0.2%
Amortization of acquired intangible assets	35.5	1.1%	35.1	1.2%
Adjusted operating income	934.7	29.0%	859.6	28.5%
Depreciation and amortization	43.9	1.4%	39.2	1.3%
Adjusted EBITDA	$978.6	30.4%	$898.8	29.8%

Allegion International
Net revenues (GAAP)	$848.5		$759.8

Operating income (loss) (GAAP)	76.5	9.0%	66.3	8.7%
Restructuring charges	3.5	0.4%	9.2	1.2%
Acquisition and integration costs	6.9	0.8%	0.7	0.1%
Amortization of acquired intangible assets	29.8	3.5%	22.9	3.0%
Adjusted operating income	116.7	13.7%	99.1	13.0%
Depreciation and amortization	19.6	2.3%	18.2	2.4%
Adjusted EBITDA	$136.3	16.0%	$117.3	15.4%

Corporate
Operating loss (GAAP)	$(113.5)		$(101.8)
Restructuring charges	—		0.1
Acquisition and integration costs	6.1		3.8
Adjusted operating loss	(107.4)		(97.9)
Depreciation and amortization	0.9		0.9
Adjusted EBITDA	$(106.5)		$(97.0)

Total
Net revenues	$4,067.3		$3,772.2

Adjusted operating income	$944.0	23.2%	$860.8	22.8%
Depreciation and amortization	64.4	1.6%	58.3	1.6%
Adjusted EBITDA	$1,008.4	24.8%	$919.1	24.4%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Year ended December 31,
	2025	2024
Net cash from operating activities	$783.8	$675.0
Capital expenditures	(98.1)	(92.1)
Available cash flow	$685.7	$582.9

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net earnings (GAAP)	$147.5	$144.1	$643.8	$597.5
Provision for income taxes	36.4	18.2	124.6	101.3
Interest expense	25.1	25.2	101.0	102.0
Amortization of acquired intangible assets	16.7	14.5	65.3	58.0
Depreciation and amortization of nonacquired intangible assets	16.9	14.5	64.4	58.3
EBITDA	242.6	216.5	999.1	917.1

Other income, net	0.6	(2.9)	(9.9)	(20.1)
Acquisition and integration costs and restructuring charges	5.0	10.0	19.2	22.1
Adjusted EBITDA	$248.2	$223.6	$1,008.4	$919.1

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY SEGMENT

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Allegion Americas
Revenue growth (GAAP)	6.1%	6.4%	6.9%	3.4%
Acquisitions	(1.3)%	(1.9)%	(1.8)%	(1.0)%
Currency translation effects	—%	0.1%	0.1%	0.1%
Organic growth (non-GAAP)	4.8%	4.6%	5.2%	2.5%

Allegion International
Revenue growth (GAAP)	21.5%	1.5%	11.7%	3.1%
Acquisitions and divestitures	(16.0)%	(2.4)%	(8.2)%	(2.5)%
Currency translation effects	(7.8)%	0.2%	(3.6)%	(0.2)%
Organic growth (non-GAAP)	(2.3)%	(0.7)%	(0.1)%	0.4%

Total
Revenue growth (GAAP)	9.3%	5.4%	7.8%	3.3%
Acquisitions and divestitures	(4.4)%	(2.0)%	(3.1)%	(1.3)%
Currency translation effects	(1.6)%	0.1%	(0.6)%	0.1%
Organic growth (non-GAAP)	3.3%	3.5%	4.1%	2.1%